Exhibit 99.1

Limitless Horizons: A Vision for Growth, Innovation, and Shareholder Value at Limitless X Holdings Inc.

LOS ANGELES, CA, December 20, 2024 - Limitless X Holdings, Inc. (OTCQB: LIMX), a celebrity-supported direct response marketing company focused on creating and promoting ‘Look Good, Feel Great’ products across various online platforms.

Dear Valued Shareholders,

As Chairman and CEO of Limitless X Holdings Inc. (OTCQB: LIMX), I am pleased to provide you with an update on the significant changes and growth our company has experienced. We have been working diligently to refine our vision of “Being Limitless” by focusing on key areas of the global economy and entering into trendsetting, booming industries while continuing to grow our direct-to-consumer business to ultimately further incentivize our customers and shareholders.

Future Plans:

Our goal is to create an everlasting value-driven holistic ecosystem, centered on Looking Good and Feeling Great, integrating Health, Wellness, Entertainment, Fintech, and Community Building. Key stakeholders have converted debt into equity and we’ve implemented significant cost-reduction initiatives while enhancing marketing efficiency to ensure the company’s financial health and profitability. This progress is made possible by our exceptional team, who embody the Limitless lifestyle and have revitalized our company culture and capabilities. We’re confident that our new product lines and business model will positively impact the share price, and I intend to reconnect with my 11 million social media followers, inviting them to get involved as potential LIMX equity holders.

Our ticker symbol change to LIMX signifies a renewed commitment to limitless growth opportunities. We are confident that these strategic initiatives will not only propel us to new horizons but also create tremendous value for our shareholders. As we continue to expand and diversify our offerings, we remain dedicated to empowering individuals to reach their full potential, driving long-term growth and success for all stakeholders.

Nutrition for Longevity

We’re thrilled to announce the launch of new, revolutionary products focused on Brain Health, Weight Management, and Recovery—designed to help you REINVENT YOURSELF. Our Brain Health products support cognitive function, which may assist with prevention against loss of memory. We’re also introducing GLP-1-support solutions aimed at assisting with weight management efforts. All of our new SKUs are physician-backed, scientifically formulated, and NSF Certified for safety, making them ideal for athletes. These innovative products are not only designed to help you feel better. We’re confident they’ll drive long-term shareholder value while transforming the wellness industry.

Regenerative Skincare

We are excited to announce our entry into the regenerative skincare industry. This cutting-edge sector focuses on products that harness the power of regenerative medicine which may assist with combating signs of aging and promoting cellular rejuvenation. XocelForte Inc. will include exosome-based serums and treatments that leverage the latest advancements in stem cell technology. With the skincare market continuously evolving, we believe this industry is at an infancy stage with immense growth potential.

Television & Entertainment

Our new division, Limitless Films Inc., will focus on television and film production. This strategic move not only adds value to our existing brands and products but also allows us to expand our reach and audience through compelling visual storytelling. By creating content that aligns with our “Look Good, Feel Great” philosophy, we can engage consumers on a deeper level and reinforce our brand message across multiple platforms.

FinTech

We are thrilled to announce the launch of Limitless Digital Assets Inc., which will introduce a cryptocurrency index. This index will provide our shareholders with exposure to a diversified portfolio of cryptocurrencies, reducing risk and volatility compared to investing in individual digital assets. By offering this innovative financial product, we aim to position ourselves at the forefront of the rapidly evolving digital economy. Moreover, the launch of our digital assets division is not only beneficial for our shareholders but will also extend advantages to our end consumers in the future. As we develop and refine our offerings, we anticipate creating opportunities that will allow our customers to benefit from the growth and innovation in the digital asset space, further solidifying our commitment to delivering value across our entire stakeholder ecosystem.

Entertainment, Events & Exhibitions

Our new events and exhibitions company, Limitless Entertainment Group Inc., will organize state-of-the-art events that showcase our brands, products and philosophy all mixed with loads of fun and excitement. From high-profile conferences to intimate VIP experiences and even major sporting events, we will create unforgettable moments that reinforce our brand and foster community engagement.

High Performance Healthy Living

Limitless Living Inc. is about crafting and transforming YOUR LIFE to break through limits and inspire those around you to chase their dreams, aspirations, and personal growth within a supportive and enriching community. Enjoy elegantly crafted spaces for relaxation and renewal, engaging in community events that ignite motivation, and enriching programs that support personal development. At Limitless Living, you’ll be empowered to become your best self within a community that values health, fulfillment, and inspiration, encouraging you to explore passions, broaden horizons, and embrace a fully vibrant life.

Thank you for your continued support and trust in Limitless X Holdings Inc. I invite you to become equity holders and join us in our unwavering focus on our mission.

Sincerely,

Jas Mathur

Limitless X Holdings, Inc.

Chairman and CEO

Cautionary Note Regarding Forward Looking Statements

This Shareholder Letter contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are characterized by future or conditional verbs such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” and similar words. These forward-looking statements are based on the current beliefs and expectations of our management team and involve risks, potential changes in circumstances, assumptions, and uncertainties, including risks related to the Company’s ability to successfully introduce its new products, gain market acceptance for these products, and achieve profitability by marketing and selling these products. You are cautioned not to place undue reliance on these forward-looking statements, which are made only as of the date of this Shareholder Letter.

About Limitless X

Limitless X Holdings Inc. is building a dynamic, value-driven and recession-proof ecosystem designed to help individuals “Look Good and Feel Great” by integrating Health, Wellness, Entertainment, Fintech, Community Building, and Brand Development. Through its wholly-owned subsidiary, Limitless X Inc., the company specializes in direct-to-consumer eCommerce, offering innovative products and services that empower people to reinvent themselves and become the best versions of themselves. The parent company is poised to make a significant impact in the fintech space, looking to benefit from equity instruments tied to cryptocurrency and offering unique solutions that enable investors to diversify their portfolios while effectively managing risk. Additionally, the company is expanding into the real estate industry and film production, with plans to develop and produce films that align with its core philosophy of “Feeling Great.” By leveraging advanced online marketing strategies, key relationships, and a global reach, Limitless X is positioned to become a household name, delivering unmatched value to customers, driving long-term growth for shareholders, and fostering meaningful connections within communities worldwide.

Media Contact

media@limitlessx.com

Investor Relations Contact

investors@limitlessx.com

800-736-2030